Exhibit 21.01

NuStar GP Holdings, LLC

and its Subsidiaries

The following are wholly owned subsidiaries of NuStar GP Holdings, LLC

Name of Entity	State of Incorporation
Riverwalk Logistics, L.P.	Delaware
Riverwalk Holdings, LLC	Delaware
NuStar GP, LLC	Delaware

NuStar GP Holdings, LLC indirectly owns approximately 15.0% of NuStar Energy L.P., a publicly traded master limited partnership. NuStar Energy L.P.’s subsidiaries are listed below:

Name of Entity	State of Incorporation
Aves Depoculuk VE Antrepoculuk Hizmetleri A.S. (joint venture; 75% ownership interest)	Turkey
Bicen Development Corporation N.V.	Sint Eustatius
Cooperatie NuStar Holdings U.A.	Netherlands
Diamond K Limited	Bermuda
Kaneb Management, LLC	Delaware
Kaneb Management Company LLC	Delaware
LegacyStar, Inc.	Delaware
LegacyStar Investment, LLC	Delaware
LegacyStar, LLC	Delaware
LegacyStar Services, LLC	Delaware

Name of Entity	State of Incorporation
NS Security Services, LLC	Delaware
NuStar Asphalt Chickasaw, LLC	Texas
NuStar Asphalt Holdings, Inc.	Delaware
NuStar Asphalt Holdings, LLC	Delaware
NuStar Asphalt LLC (joint venture; 50% ownership interest)	Delaware
NuStar Asphalt Refining, LLC (wholly owned by NuStar Asphalt LLC)	Delaware
NuStar Burgos, LLC	Delaware
NuStar Caribe Terminals, Inc.	Delaware
NuStar Eastham Limited	England
NuStar Energy Services, Inc.	Delaware
NuStar GP, Inc.	Delaware
NuStar Grangemouth Limited	England
NuStar Holdings B.V.	Netherlands
NuStar Internacional, S de R.L. de C.V.	Mexico
NuStar Logistics, L.P.	Delaware
NuStar Marketing LLC (wholly owned by NuStar Asphalt LLC)	Delaware
NuStar Pipeline Company, LLC	Delaware
NuStar Pipeline Holding Company, LLC	Delaware
NuStar Pipeline Operating Partnership L.P.	Delaware
NuStar Pipeline Partners L.P.	Delaware
NuStar Refining, LLC	Delaware

Name of Entity	State of Incorporation
NuStar Supply & Trading LLC	Delaware
NuStar Technology, Inc.	Delaware
NuStar Terminals B.V.	Delaware
NuStar Terminals Antilles N.V.	Curacao
NuStar Terminals Canada Co.	Nova Scotia
NuStar Terminals Canada Holdings Co.	Nova Scotia
NuStar Terminals Canada Partnership	Nova Scotia
NuStar Terminals Corporation N.V.	Curacao
NuStar Terminals Delaware, Inc.	Delaware
NuStar Terminals International N.V.	Curacao
NuStar Terminals Limited	England
NuStar Terminals Marine Services N.V.	Sint Eustatius
NuStar Terminals New Jersey, Inc.	Delaware
NuStar Terminals N.V.	Sint Eustatius
NuStar Terminals Operations Partnership L.P.	Delaware
NuStar Terminals Partners TX L.P.	Delaware
NuStar Terminals Services, Inc.	Delaware
NuStar Terminals Texas, Inc.	Delaware
NuStar Texas Holdings, Inc.	Delaware
Petroburgos, S. de R.L. de C.V.	Mexico
Point Tupper Marine Services Co.	Nova Scotia
Saba Company N.V.	Sint Eustatius

Name of Entity	State of Incorporation
Seven Seas Steamship Company (Sint Eustatius) N.V.	Sint Eustatius
Shore Terminals LLC	Delaware
ST Linden Terminal, LLC (joint venture; 50% ownership interest)	Delaware
Texas Energy Services LLC	Delaware
TexStar Crude Oil Pipeline, LP	Texas